SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2005

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Multi-Color Corporation announced today that its Board of Directors has appointed a new director, David L. Abbott, effective June 30, 2005. Mr. Abbott is the Chairman of the Board of Exopack, LLC and E-Markets, Inc. and the former president and chief executive officer of Purina Mills, Inc. and E- Markets, Inc. The Board believes Mr. Abbott’s strong sales and marketing background and considerable international experience will be an excellent addition to the Board.

The Board of Directors will determine the committees to which Mr. Abbott will be appointed at its next regularly scheduled meeting on August 18, 2005. There were no arrangements or understandings between Mr. Abbott and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Abbott has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

For additional information see the Press Release dated June 17, 2005, included with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche
Name:	Dawn H. Bertsche
Title:	Senior Vice President, Chief Financial Officer
Date:	June 17, 2005